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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 13, 1998

                                OFFICELAND INC.
             (Exact name of registrant as specified in its charter)

                                Ontario, Canada
                 (State or other jurisdiction of incorporation)

                                    86732971
                       (Canadian Federal Tax Account No.)

                         312 Dolomite Drive, Suite 212
                           Downsview, Ontario M3J 2N2
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (416) 736-4000

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Item 2       Acquisition of Assets

      Pursuant to a Stock Purchase Agreement dated October 9, 1998, Officeland Inc. ("Officeland") acquired the stock of Telecom Corporation of Chicago on November 13, 1998 for the aggregate consideration of $3,100,000 in cash and 750,000 shares of Officeland common stock, plus an additional earn-out amount payable in cash or common shares subject to Telecom's future earnings. The acquisition was completed after Officeland received financing from investors associated with International Capital Partners, Inc., a Connecticut based investment management company. Telecom is a leading re-manufacturer and marketer of used fax machines, small copiers and printers.

Item 7       Financial Statements and Exhibits

Exhibit 1. Press release of Officeland Inc. dated November 16, 1998 announcing the acquisition of Telecom Corporation of Chicago (previously filed).

             (a)  Financial Statements of businesses acquired.

Exhibit 2. Audited Financial Statements of Telecom Corporation of Chicago for the years ended December 31, 1997, 1996 and 1995, including the Independent Auditors' Report of Manning Silverman & Company dated October 27, 1998.

Exhibit 3.        Consent of Independent Auditors

             (b) Pro forma financial information.

Exhibit 4. Pro forma financial information showing combined results for Telecom Corporation of Chicago and Officeland Inc.

Additional exhibits and financial information will be filed by amendment.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         OFFICELAND INC.
                                         (Registrant)


Dated:   January 27, 1999          By:   /s/ Marvyn A. Budd
                                         --------------------------------
                                         Marvyn A. Budd,
                                         Chief Executive Officer and President